                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)               November 21, 1997



                                VIEW TECH, INC.
            (Exact name of registrant as specified in its charter)



DELAWARE                             0-25940                  77-0312442
(State or other jurisdiction        (Commission File        (I.R.S. Employer
of incorporation)                    Number)                 Identification No.)



      3760 Calle Tecate, Suite A, Camarillo California        93012
         (Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code           (805) 482-8277



                                Not Applicable
         (Former name or former address, if changed since last report)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On November 21, 1997, View Tech, Inc., a Delaware corporation ("View Tech"), through its wholly-owned subsidiary, Vermont Network Services Corporation, a Delaware Corporation ("Network Services"), acquired the net assets of Vermont Telecommunications Network Services, Inc., a Vermont corporation ("VTNSI"), pursuant to an Asset Purchase Agreement, dated as of November 21, 1997 (the "Purchase Agreement"), by and among Network Services, VTNSI and Zoltan B. Keve, the President and Chief Executive Officer of VTNSI and its principal shareholder. Pursuant to the terms of the Purchase Agreement, Network Services has acquired ownership of the assets and has assumed certain liabilities of VTNSI, effective November 1, 1997. The aggregate purchase price for the net assets of VTNSI consists of (i) $2,000,000 cash paid at the closing by View Tech, (ii) a promissory note in the original amount of $250,000, bearing interest at the rate of 8% per annum and payable in full on November 21, 1998,
(iii) a contingent note in the original amount of $250,000, bearing interest at the rate of 8% per annum and payable in full on November 21, 1999, and (iv) $400,000 paid by the issuance of 62,112 shares of View Tech common stock. The contingent note in the amount of $250,000 is due only if Network Services' EBIT, as defined, is equal to or greater than $700,000 for the year ending December 31, 1998. In addition, View Tech is required to pay additional purchase price equal to 40% of Network Services' EBIT, as defined, in excess of $900,000 per calendar year commencing January 1, 1998 and ending December 31, 2000. The purchase price was determined based on the earnings history of VTNSI. The cash portion of the purchase price of $2,000,000 was paid utilizing the Company's bank line of credit with Imperial Bank of Inglewood, California.

VTNSI, based in Boston, Massachusetts, was an authorized agent selling Bell Atlantic services in Vermont, New Hampshire, upstate New York and western Massachusetts. Network services will continue to operate the former business of VTNSI.

Network Services currently has four offices and 28 employees, including a dedicated sales force of 14.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) Financial Statements of Business Acquired

As of the date of this Current Report, it is impracticable for View Tech to file the financial statements pursuant to Item 7. View Tech hereby undertakes to file such financial statements by filing an amendment to this Report as soon as practicable but in no event later than 60 days after the date of this Report.

     (c) Exhibits

     2.1 Asset Purchase Agreement, dated as of November 13, 1997, as amended by Amendment No. 1 to Asset Purchase Agreement, dated as of November 21, 1997, by and among Vermont Network Services Corporation, Vermont Telecommunications Network Services, Inc. and Zoltan B. Keve.

     2.2 Amendment No. 1 to Asset Purchase Agreement, dated as of November 21, 1997, by and among Vermont Network Services Corporation, Vermont
Telecommunications Network Services, Inc. and Zoltan B. Keve.

     10.1 Promissory Note, dated November 21, 1997, of Vermont Network Services Corporation, payable to Vermont Telecommunications Network Services, Inc. in the amount of $250,000.

     10.2 Contingent Note, dated November 21, 1997, of Vermont Network Services Corporation, payable to Vermont Telecommunications Network Services, Inc. in the amount of $250,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VIEW TECH, INC.




December 5, 1997                       /s/ William M. McKay
----------------                       -----------------------
Date                                   William M. McKay
                                       Chief Financial Officer
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                                 EXHIBIT INDEX

                                                                Sequentially
Exhibit No.        Description                                  Numbered Page
-----------        -----------                                  -------------
  2.1              Asset Purchase Agreement, dated as of              5
                   November 13, 1997, as amended by
                   Amendment No. 1 to Asset Purchase
                   Agreement, dated as of November 21, 1997,
                   by and among Vermont Network Services
                   Corporation, Vermont Telecommunications
                   Network Services, Inc. and Zoltan B. Keve.

  2.2              Amendment No. 1 to Asset Purchase Agreement,      59
                   dated as of November 21, 1997, by and among
                   Vermont Network Services Corporation,
                   Vermont Telecommunications Network Services,
                   Inc. and Zoltan B. Keve.

 10.1              Promissory Note, dated November 21, 1997, of      62
                   Vermont Network Services Corporation, payable
                   to Vermont Telecommunications Network Services,
                   Inc. in the amount of $250,000.

 10.2              Contingent Note, dated November 21, 1997, of      65
                   Vermont Network Services Corporation, payable to
                   Vermont Telecommunications Network Services, Inc.
                   in the amount of $250,000.